CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report on Dreyfus Government Cash Management and Dreyfus Government Prime Cash Management dated March 10, 2006, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-89359 and 811-3964) of Dreyfus Government Cash Management Funds.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York May 24, 2006